flitways

Disrupting Enterprise Ground Transportation

January 23, 2018
Investor Update

Note on forward looking statements

All statements, other than statements of historical fact included herein are "forward-looking statements”.

These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

Please don’t place excessive reliance on our forward-looking statements. Our actual results could differ from our expressed forward looking statements.

FlitWays is disrupting enterprise ground transportation

- Innovative travel technology company that provides enterprise level ground transportation solutions for corporate travelers

- Our solution also creates a new service offering and revenue opportunity for travel-related businesses like airlines, hotels and online travel agencies

- Our service is a fully integrated booking, planning, expensing, real-time monitoring and expensing.

As featured on

Market Opportunities

Annual global corporate ride service receipts are greater than $3.3 billion


68%
Consumer
32%
Enterprise

Consumer market share – **68%**

- Brands like Uber, Lyft, and DiDi principally cover the consumer segment of the market

Enterprise market share – **32%**

- FlitWays' highly differentiated software and worldwide supply network are compelling to clients

Source - http://bit.ly/1rz7cWj

Global Reach

25,000+ drivers

220 major cities

400 major airports



Business Model


Service Providers
FlitWays
Travel Resellers
Corporations

Service Providers

We contract locally licensed drivers and fleets with good driving records

Drivers adhere to FlitWays' insurance requirements and quality of service

FlitWays

Uses start-of-the-art technology to support travelers based on cost and availability

We establish corporate compliance and customer payment processing

Travel Resellers

We add a distribution channel to inexpensively add new customers

Our service is available on resellers' points of sale via API integration

Corporations

Enterprise suite to seamlessly facilitate ground transportation, travel expensing, reimbursement and compliance

Clients have multiple payment options

Barriers to Entry

FlitWays has a significant time-to-market advantage over any potential new entrant


30

Working relationships and software integration with every major TMC, GDS and dispatch system

Developed our platform based on discussions with hundreds of travel managers

Thousands of hours of code development to build our software

We have developed a process to vet and review experienced drivers globally to deliver high quality to our clients

FlitWays Advantage to Corporations

Cost benefit

Clients use us as their preferred global provider eliminating multiple invoices from several vendors.

Compliance program

Fully automated booking for employees.

- Adherence to single process
- All employee costs go through centralized reporting system (no individual receipts to process)
- Varying classes of service

Processes

FlitWays enterprise suite comes with several modules that allow businesses to:

- Set up travel restrictions in advance selecting class of service, reimbursement rates
- Executive assistants can get real time updates
- Dramatically less time spent processing invoices



Major Signed Travel Resellers

skyscanner

TUI GROUP

Rideways

Skytours

despegar.com

CONCUR

Major Signed Corporate Clients

Case Study

53 Cities
North America

200
Pilots Transported Daily

Amazon Prime effectively operates an airline company

FlitWays is an integral part of the Amazon logistics chain

We transfer over 200 pilots from homes and hotels to and from airports in 53 cities

amazon



Summary Financial Update

- FlitWays completed another banner year of growth in 2017
  - Total 2017 revenue was approximately $1.2 mm, an increase of 310% over 2016
  - 4th quarter 2017 revenue was $450 k, an increase of 350% over 4Q16
  - We recorded our highest revenue month in December in company history with $230 k
  - We added 12 customers in Q4
  - We expect growth in 2018 to remain strong

- We are committed to increasing transparency to our investors:
  - More frequent investor communications
  - Expanded investor section on website
  - Objective to uplist to a major exchange as soon as possible

- Please note that audited 2017 financials are expected to be released in early March 2018

Founder & CEO



Tobi Mac
Entrepreneur, investor, business and technology developer

Earned his MBA in Technology Management in 2010 at California State University.

Over the last 12 years, he worked in a wide variety of professional capacities in both private and public sectors, different business industries as a Business Technologist that includes bringing technology products to life and enhance and increase sales performance and growth.

He has a long record of successful technological projects for businesses like Northrop Grumman, Boeing and Chevron Corporation.

His ongoing mission is to grow FlitWays to a global scale business and become the premier ground transportation provider for businesses and global travel distributors.

Management



Dean Skupen

Chief Financial Officer

Dean Skupen has 28 years of experience in finance. He was also previously CFO of FlexStylist and Managing Director of Proactive Professional Solutions. Dean works with entrepreneurial client types, searching for the next level of financing. His audit training, and extensive background with the “going public” process, as a CPA at several national and regional CPA firms allows him to offer a specialty in Securities and Exchange Commission (“SEC”) rules and regulations.


Business
Travel

Zacky Hamraz

Director of Enterprise Growth

Zacky Hamraz has refined experience in enterprise sales, business development, and marketing. He leads the global business development initiatives for FlitWays. An experienced Director with a demonstrated history of working in tech, as well as the leisure, travel & tourism industry. Strong professional with a Bachelor's Degree focused in Economics from University of Phoenix. He has been mentioned in major publications including CNN, Yahoo! Finance, Tnooz and more.



Peter Sjolin

Chief Technology Officer

Peter has 22 years of technological experience, including working for major brands like Disney. He leads the company's global technological initiatives, continuing to optimize the platform. Responsible for the long-range direction of FlitWays’ technology function. Directs the strategic design, acquisition, management, and implementation of an enterprise-wide technology infrastructure.